UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2017

BARRACUDA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36162	83-0380411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. Winchester Blvd.

Campbell, California 95008

(Address of principal executive offices, including zip code)

(408) 342-5400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James J. Goetz and David R. Golob resigned from the Board of Directors (the “Board”) of Barracuda Networks, Inc. (the “Company”), on May 10, 2017. Messrs. Goetz and Golob served nine years and eleven years on the Board, respectively, and through Sequoia Capital and Francisco Partners, respectively, were early investors in the Company.

Mr. Zachary S. Levow, Founder and CTO, also resigned from the Board on May 10, 2017. Mr. Levow will continue his employment with the Company and serve as the CTO.

Mr. Gordon Stitt retired from the Board after serving ten years as a Director, and tendered his resignation on May 10, 2017.

The decision of each of Messrs. Goetz, Golob, Levow and Stitt was for personal reasons and not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 11, 2017, the Board accepted the resignations of Messrs. Goetz, Golob, Levow and Stitt and, in accordance with the Company’s bylaws, reduced the number of authorized members of the Board from ten to six directors, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRACUDA NETWORKS, INC.

Date: May 11, 2017	By:	/s/ Diane C. Honda
Diane C. Honda

Senior Vice President, General Counsel & Secretary